                                                                    Exhibit 99.1

                                                             Investor Relations:
                                                                     Leigh Salvo
                                                                  (650) 314-1000
                                                                 ir@catapult.com

                 CATAPULT COMMUNICATIONS REPORTS FOURTH QUARTER
                       FISCAL YEAR 2003 FINANCIAL RESULTS

Mountain View, CA--October 30, 2003--Catapult Communications Corporation (Nasdaq: CATT) today reported revenues of $10.2 million for its fourth fiscal quarter ended September 30, 2003, an increase of 13% over the fourth quarter of fiscal 2002. Net income for the quarter was $0.09 per diluted share, compared with $0.02 per diluted share in the same quarter the previous year.

In absolute terms, quarterly net income was $1.23 million, after a $730,000 restructuring charge and the recognition of $1.5 million in additional tax benefits. In the same quarter of the previous year, net income from continuing operations was $242,000 after a $1.4 million acquisition-related charge.

Revenues for the fiscal year ended September 30, 2003 were $45.2 million, an increase of 13% over fiscal 2002. Net income for the fiscal year ended September 30, 2003 was $4.4 million or $0.33 per diluted share. This compares to net income of $9.2 million or $0.69 per diluted share for fiscal year 2002.

"Earnings were positively impacted since our previous published earnings estimate due to the likely favorable completion of a tax audit by Japanese taxing authorities," said Dr. Richard A. Karp, Catapult's Chairman and CEO. "This positive change, which we learned of only in the past few days, resulted in a favorable adjustment to our estimate of tax payable as at the end of the fiscal year."

BUSINESS OUTLOOK

"Although my overall feeling is positive, I am not forecasting a return to more normal revenue growth until we begin to see it occur", continued Karp. "Therefore, I am projecting that revenues for the first quarter of fiscal 2004 are likely to be comparable to last fiscal year's first quarter at $10.4 million. On the bottom line, I expect that we will be able to achieve diluted net income per share of $0.04 for the first quarter of fiscal 2004, an improvement over the $0.01 per share over the first quarter of fiscal 2003."

Catapult Communications will discuss its fourth quarter results on a conference call today, beginning at 5:15 p.m. Eastern/2:15 p.m. Pacific. Please dial (800) 901-5231 to access the conference call. International and local participants can dial (617) 786-2961. Please reference Catapult Communications or reservation number 64630540. The conference call will also be available on the Internet from the Investor section of the Company's website.

An online replay of this teleconference will be available on the Company's website for two weeks following the conference call. A digital recording will also be available one hour after the completion of the conference call through midnight on November 13, 2003. To access the replay, please dial (888) 286-8010 or (617) 801-6888 and enter reservation number 34051403.

ABOUT CATAPULT

Catapult Communications is the leading provider of advanced digital telecom test systems to global equipment manufacturers and service providers including Lucent, Motorola, NEC, NTT DoCoMo and Nortel. Catapult's DCT2000 and MGTS systems deliver test solutions for hundreds of protocols and variants - spanning 3G, VoIP, GPRS, SS7, Intelligent Network, ATM, ISDN and other network environments. The Company is committed to providing testing tools that are at the forefront of the telecom technology curve.

Catapult is headquartered at 160 South Whisman Road, Mountain View, CA 94041.
Tel: 650-960-1025. International offices are located in the U.K., Germany, France, Finland, Canada, Japan and Australia. Information about Catapult Communications can be found on the Web at www.catapult.com.

FORWARD LOOKING STATEMENTS

The statements in this press release regarding the Company's business outlook and its projected revenues and net income are forward-looking statements. These statements are subject to various risks and uncertainties that could cause actual results to differ from those forecasted. Such risks include the Company's dependence on a limited number of customers and the resulting effect of delays or cancellations by such customers of their orders; inability by the Company to meet its production and/or product development schedules; the demand for telecommunications equipment in general, and, in particular, for software-based telecommunications test systems; and new and enhanced product offerings by competitors. For other factors that may cause actual results to differ from those projected, please refer to the Company's Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission.

                                       ###

                       CATAPULT COMMUNICATIONS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except share and per share data)



                                                             For the three months ended            For the twelve months ended
                                                                    September 30,                         September 30,
                                                               2003               2002               2003               2002
                                                           ------------       ------------       ------------       ------------
Revenues:
    Products                                               $      7,502       $      7,266       $     35,344       $     33,988
    Services                                                      2,704              1,740              9,880              6,051
                                                           ------------       ------------       ------------       ------------
          Total revenues                                         10,206              9,006             45,224             40,039
                                                           ------------       ------------       ------------       ------------

Cost of revenues:
    Products                                                      1,370                751              5,652              2,700
    Services                                                        698                401              2,825              1,172
                                                           ------------       ------------       ------------       ------------
          Total cost of revenues                                  2,068              1,152              8,477              3,872
                                                           ------------       ------------       ------------       ------------

                                                           ------------       ------------       ------------       ------------
Gross profit                                                      8,138              7,854             36,747             36,167
                                                           ------------       ------------       ------------       ------------

Operating expenses:
    Research and development                                      3,107              2,301             13,519              7,520
    Sales and marketing                                           3,605              2,588             14,506             10,714
    General and administrative                                    1,803              1,436              7,365              4,956
    Restructuring costs                                             730                                   730                 --
    Purchased in-process research and development                    --              1,400                 --              1,400
                                                           ------------       ------------       ------------       ------------
          Total operating expenses                                9,245              7,725             36,120             24,590
                                                           ------------       ------------       ------------       ------------
Operating income                                                 (1,107)               129                627             11,577

Interest income                                                     106                325                436              1,427
Other expense, net                                                  544               (119)             1,216               (219)
                                                           ------------       ------------       ------------       ------------
Income from continuing operations before income taxes              (457)               335              2,279             12,785
Provision for income taxes                                       (1,682)                93             (2,086)             3,580
                                                           ------------       ------------       ------------       ------------
Net income from continuing operations                             1,225                242              4,365              9,205

Net loss from discontinued operations                                --                (56)                --                (56)

                                                           ------------       ------------       ------------       ------------
Net income                                                 $      1,225       $        186       $      4,365       $      9,149
                                                           ============       ============       ============       ============

Net income per share - basic:

    Income from continuing operations                      $       0.10       $       0.02       $       0.34       $       0.71
    Loss from discontinued operations                                --              (0.00)                --              (0.00)
                                                           ------------       ------------       ------------       ------------
Net income per share - basic:                              $       0.10       $       0.01       $       0.34       $       0.70
                                                           ============       ============       ============       ============

Net income per share - diluted
    Income from continuing operations                      $       0.09       $       0.02       $       0.33       $       0.69
    Loss from discontinued operations                                --              (0.00)                --              (0.00)
                                                           ------------       ------------       ------------       ------------
Net income per share - diluted:                            $       0.09       $       0.01       $       0.33       $       0.69
                                                           ============       ============       ============       ============

Shares used in per share calculation:

    Basic                                                    12,879,000         13,054,000         12,948,000         13,039,000
                                                           ============       ============       ============       ============
    Diluted                                                  13,121,000         13,567,000         13,113,000         13,313,000
                                                           ============       ============       ============       ============

                       CATAPULT COMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                      September 30,   September 30,
                                                          2003            2002
                                                      -------------   -------------
         ASSETS

Current Assets:
  Cash and cash equivalents                             $ 11,770        $ 12,575
  Short-term investments                                  18,901          22,790
  Accounts receivable, net                                10,598          11,009
  Inventory                                                2,325           3,869
  Other current assets                                     3,503           2,777
 Assets of discontinued operations                            --           2,636
                                                        --------        --------

          Total current assets                            47,097          55,656

Property, plant and equipment, net                         3,384           3,874
Goodwill and other intangibles                            55,487          57,148
Other assets                                               1,121           1,172

                                                        --------        --------
          Total assets                                  $107,089        $117,850
                                                        ========        ========



      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities              $  7,218        $ 21,423
  Deferred revenue                                         5,576           4,492
  Liabilities of discontinued operation                       --             889
                                                        --------        --------

          Total current liabilities                       12,794          26,804

Convertible notes payable                                 17,674          18,081

          Total stockholders' equity                      76,621          72,965
                                                        --------        --------
          Total liabilities and
            stockholders' equity                        $107,089        $117,850
                                                        ========        ========